Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT

This INDEPENDENT CONTRACTOR AGREEMENT (“Agreement”), is made effective as of July 1, 2026 (the “Effective Date”) by and between GREYSTONE HOUSING IMPACT INVESTORS LP (“Company”) and JESSE COURY, an individual (the “Contractor”). Company and Contractor are also referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

WITNESSETH:

WHEREAS, the Company desires to enter into this Agreement with the Contractor, providing, among other things, for Contractor’s services to the Company; and

WHEREAS, the Contractor desires to enter into this Agreement with respect to Contractor’s services to the Company, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing statements, the provisions hereafter set forth in this Agreement and its exhibits and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Engagement. The Company shall retain the Contractor, and the Contractor shall assist the Company, upon the terms and conditions hereinafter set forth.

2.
Term. The term of this Agreement shall commence as of the Effective Date and shall remain in effect until September 30, 2026 unless earlier terminated in accordance with the provisions of Section 10 hereof (the “Term”).

3.
Duties of Contractor. During the Term of this Agreement, the Contractor shall perform the duties and/or services to Company as described in Exhibit A (the “Services”) attached hereto. For the avoidance of doubt, in effecting the Services, the Contractor’s role will be that of a consultant to the Company. Contractor will not have any authority to execute agreements or bind Company in any way. Contractor shall report to Ken Rogozinski and Eric Nielsen, or such other representative designated by Company. Contractor will generally provide the Services from Contractor’s office; however, Contractor will make himself/herself reasonably available for in person meetings at the Company’s offices and for telephone/video conferences, and at any other location or via any other method mutually agreed upon by the Parties.

4.
Time Requirements. The Contractor shall devote, during the Term of this Agreement, such of Contractor’s time, energy, and skill as is reasonably necessary in the performance of the Services hereunder.

5.
Fee to Contractor; Expenses.

(a) Fee. The Company shall pay Contractor a fee of $300 per hour for the Services rendered by Contractor to Company under this Agreement. Contractor shall submit the prior month’s invoice to Company within ten (10) business days of the last calendar day of the applicable month. Company shall pay Contractor for non-disputed charges within thirty (30) days of Company’s receipt of Contractor’s invoice.

(b) Expenses. The Company shall reimburse the Contractor for approved out-of-pocket expenses incurred by Contractor related to the Services provided hereunder, including approved travel, airfare, lodging and meals, miles, and tolls. Payment to Contractor for any reimbursable expenses shall be paid in a timely manner in accordance with the Company’s prevailing policy for reimbursing contractors for reimbursable expenses.

6.
Representations, Warranties and Covenants.

(a) Contractor represents and warrants to the Company that Contractor (i) has the right to enter into this Agreement and (ii) has no obligations to any other person or organization that are in conflict with Contractor’s obligations under this Agreement, including but not limited to any non-solicitation or non-competition agreement.

(b) Contractor acknowledges that during the course of providing Services Contractor will or may have access to nonpublic confidential information and material nonpublic information (collectively “NPI”) and covenants to comply with all applicable laws, including but not limited to, any and all securities laws, rules and regulations pertaining to the use and confidentiality of NPI. In addition, if Contractor is issued an email address by the Company, Contractor hereby represents and covenants that Contractor will use such email address for any and all email communications relating to the Services and that Contractor will not use the email address provided for any other purposes, whether personal or professional nor will Contractor use any other email address for any business relating to the Services.

7.
Relationship of the Parties.

The Contractor is retained by the Company only for the purposes and to the extent set forth in this Agreement and the Contractor’s relationship to the Company shall, during the Term of this Agreement, be that of an independent contractor. The Contractor shall be free to dispose of such portions of Contractor’s entire time, energy and skill as Contractor is not obligated to devote hereunder to the Company in such manner as Contractor deems advisable. The Contractor shall not be considered as having an employee status or as being entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, bonus, profit sharing or other benefit extended to the Company’s employees. Company shall not be required to make contributions for employment insurance, pension plans, workers' compensation or similar premiums, employer health tax and other similar levies on behalf of Contractor. The parties agree and understand that Contractor is not an employee of Company and Company will not at any time treat Contractor as an employee for federal or state tax purposes and no tax withholdings will be made by Company from compensation it pays to Contractor. Company will neither withhold FICA or income tax payments pursuant to any federal, state, or local law or regulation. Contractor agrees to indemnify, defend, and hold the Company harmless from any obligation or liability to tax or other authorities for any deductions, taxes, or other obligations (including, without limitation, penalties, attorneys fee and other charges incurred by Company) arising from or relating in any way to the Services. Contractor acknowledges that Company will issue a Form-1099 following the close of each calendar year for which Contractor is engaged and/or compensated hereunder.

8.
Non-disclosure.

(a)
Non-Disclosure. Contractor recognizes that Company and its affiliates possess and will continue to possess non-public information that has been created, discovered, developed or otherwise become known to it, and/or in which property rights have been assigned or otherwise conveyed to it, which information has commercial value in the business in which it is engaged or may become engaged. All of the aforementioned information is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, structures, formulas, data, know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about Company or its affiliates or Company’s or its affiliate’s employees and/or consultants and/or current or prospective clients or other subject matter pertaining to any Company business or any of its clients, customers, employees, personnel, consultants, licensees or affiliates, which Contractor may create, obtain or otherwise acquire during the course of the Term. At all times, both during Contractor’s performance of services hereunder and thereafter, Contractor shall keep in confidence and trust all Proprietary Information, and Contractor shall not use or disclose any Proprietary Information or anything directly relating to it, except as may be necessary in the ordinary course of Contractor’s performance of Contractor’s duties hereunder. All Proprietary Information shall be and is the sole property of the Company and its assigns, and the Company and its assigns shall be and are the sole owner of all patents, copyrights, trade secret rights and other legal rights arising in connection therewith which Contractor may have or acquire in such Proprietary Information. Contractor hereby assigns to the Company all rights, title and interest Contractor may have or acquire in such Proprietary Information. Contractor recognizes, understands, agrees and acknowledges that Company has a legitimate and necessary interest in protecting its goodwill and Proprietary Information. Contractor further affirms, represents and acknowledges that Contractor has received good and valuable consideration for entering into this Agreement.

(b)
Cyber Security; Return of Property. Contractor shall comply with Company’s Cyber Security Policy during Contractor’s use of any Company owned and sanctioned computers, licensed software, subscribed cloud systems / services / apps, peripherals, mobile devices, communication systems, servers, private network, Internet connections, associated documentation, and electronic data. Except as permitted by this Agreement, at the termination of Contractor’s engagement or otherwise at Company’s request, Contractor shall promptly surrender and deliver to Company all computers, monitors, cell phones, keys, passwords relating to Company devices and accounts, access cards, records, materials, equipment, drawings, documents, files, records, personnel evaluations, and all other information or data of any nature that is received, produced, generated or revised by Contractor pertaining to the Services, the Company, or the Company’s business, whether in electronic format or otherwise, and Contractor will not retain any documents, copies or materials containing or pertaining to any such information or data of Company. Following the date of termination, Contractor is prohibited from accessing Company’s devices, networks or systems without Company’s express, written consent. At all times during the engagement and thereafter, Contractor is prohibited from transferring any Proprietary Information to any personal devices, email accounts or storage accounts (whether in physical or digital form) without Company’s express written consent.

(c)
Equitable and Legal Remedies. Contractor acknowledges and agrees that a breach of any of Contractor’s promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and in the event of such breach the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

9.
Professional Responsibility. Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by the Contractor in accordance with Contractor’s independent and professional judgment.

10.
Termination.

(a)
Termination By Company for Cause. Company may terminate this Agreement at any time immediately and without notice for Cause. For purposes of this Agreement, “Cause” means: (i) Contractor’s negligence or intentional misconduct in the performance of the Services or other duties to Company or its affiliates or Contractor’s refusal or failure to follow or carry out any lawful and reasonable direction of Company necessary for the performance of Services; (ii) Contractor’s breach of any term or representation of this Agreement; (iii) Contractor’s engagement in theft, embezzlement, fraud, falsification of records, dishonesty, or misappropriation of Company property; or (iv) Contractor’s conviction or plea of no contest to any felony or other crime involving dishonesty or misappropriation of property.

(b)
Termination Without Cause. Notwithstanding anything herein to the contrary, either Party may terminate this Agreement, at any time and for any reason, or no reason at all, upon providing fifteen (15) days’ prior written notice to the other Party, with the effective date of termination occurring on the fifteenth (15th) day after the day of delivery of the written notice. Upon termination, Company shall pay to Contractor any then applicable unpaid amounts then earned by and due to Contractor.

(c)
Termination for Death or Disability. This Agreement will automatically terminate upon the date of Contractor’s death or Disability. For purposes of this Agreement, “Disability” means a physical or mental condition resulting from any physical or mental impairment that renders Contractor incapable of fully performing the duties under this Agreement that continues for periods aggregating more than three (3) consecutive weeks or more than six (6) weeks in the aggregate during any six (6)-month period. Upon the termination of this Agreement due to death or Disability, Company shall pay any then applicable unpaid amounts then earned by and due to Contractor.

(d)
The Parties’ obligations under and the provisions of Sections 7, 8, 11(a), 11(b) and 11(c) shall survive the termination of this Agreement.

11.
Miscellaneous.

(a)
Governing Law; Forum Selection. This Agreement will be governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof. The Parties hereto agree that all disputes regarding this Agreement, including any exhibits hereto, and the relationship of the Parties shall be adjudicated in the state and federal courts of the State of New York within the County of New York. The Parties hereby consent to the choice of jurisdiction and law set forth herein and waive any objection to lack of personal jurisdiction or inconvenient forum.

(b)
Fees and Costs. In any dispute arising under this Agreement, each Party will pay the fees for its own attorneys, subject to any remedies to which that Party may later be entitled under applicable law.

(c)
Jury Trial Waiver. The Parties knowingly and willingly waive a trial by jury in any dispute arising out of or in any way related to this Agreement.

(d)
Entire Agreement. The preamble, recitals, and any exhibits or schedules to this Agreement are hereby incorporated by reference as a material and integral part of the Agreement. This Agreement (including the preamble, recitals its exhibits and schedules hereto) sets forth the entire agreement and understanding between the Parties relating to the subject matter herein and merges all prior discussions among the Parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by Contractor and an authorized representative of Company. Notwithstanding the foregoing, all obligations of the Contractor to Company or its affiliates pursuant to any written agreement or otherwise which survive termination of employment shall continue to remain in full force and effect.

(e)
Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

(f)
Successors and Assigns. This Agreement will be binding upon Contractor and Contractor’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(g)
Assignment. Company reserves the right to assign all or part of its rights and obligations under this Agreement to a subsidiary or an affiliate of Company. After any such assignment by Company, the assignee shall thereafter be deemed to be “Company” for purposes of all terms and conditions of this Agreement. If Company shall at any time be merged or consolidated with or into another entity, or if substantially all the assets of Company are transferred to another entity, the provisions of this Agreement shall be binding on and shall inure to the benefit of the entity resulting from such merger or consolidation or to which such assets shall be transferred. The

Contractor may not assign this Agreement, in whole or in part, to another person or entity without the prior written consent of Company.

(h)
Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by electronic mail or sent by a nationally recognized overnight delivery service or by certified or registered mail, postage prepaid, return receipt requested. Any such notice shall be deemed given (i) when so delivered personally, (ii) when sent by electronic mail with delivery confirmation, or (iii) on the date of delivery if sent by a nationally recognized overnight delivery service (e.g., UPS or FedEx) or if mailed (in either case, with postage prepaid and return receipt requested). The notice address and notice email for each Party is provided on the signature page for each Party to this Agreement. Either Party may change its address for notice hereunder by written notice to the other Party hereto in accordance with this Section 11(h).

(i)
Counterparts. This Agreement may be signed in counterparts, each such counterpart being as fully effective as if a single original had been signed. This Agreement may be signed and conveyed by facsimile transmission, electronic mail via PDF, DocuSign and such signature will be binding upon the person signing it.

(j)
Interpretation. Each Party has cooperated in the drafting and preparation of this Agreement and this Agreement shall be interpreted without reference to any rule of construction which construes language of an agreement against the Party drafting such agreement.

12.
Income Tax Designation. In the event that the Internal Revenue Service should determine that the Contractor is, according to IRS guidelines, an employee subject to withholding and social security contributions, the Contractor shall acknowledge, and the Contractor acknowledges herein, that all payments through such date of determination by the IRS to the Contractor are gross payments, and the Contractor is responsible for all income taxes and social security payments thereon.

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

COMPANY:

GREYSTONE HOUSING IMPACT INVESTORS LP

By: /s/ Kenneth C. Rogozinski

Name: Kenneth C. Rogozinski

Title: Chief Executive Officer

Company Notice Address / Email:

Greystone Housing Impact Investors LP

152 W. 57th Street, 60th Floor

New York, New York 10019

Attention: Ken Rogozinski

Email: Ken.Rogozinski@greyco.com

With a copy to:

c/o Greystone & Co. II LLC

152 W. 57th Street, 60th floor,

New York, New York 10019,

Attention: General Counsel

Email: Lisa.Schwartz@greyco.com

CONTRACTOR:

/s/ Jesse Coury

JESSE COURY

Contractor Address / Email:

12315 Spencer Street

Omaha, NE 68164

Email: jesse.coury@gmail.com

EXHIBIT A

During the Term of the Agreement, Contractor shall provide transitional consulting services in connection with Company’s strategic initiatives, its regulatory reporting requirements, its multifamily investment transactions or any other Company related activity.